Exhibit 5

NIXON PEABODY LLP

Two Embarcadero Center
Suite 2700
San Francisco, CA 94111-3996
(415) 984-8200
Fax:  (415) 984-8300

R. Brent Faye
Direct Dial:  (415) 984-8365

E-Mail:  rfaye@nixonpeabody.com

September 18, 2003

San Rafael Bancorp
851 Irwin Street
San Rafael, California 94901

Ladies and Gentlemen:

        With reference to the Amendment No. 2 to the Registration Statement No. 333-105991 on Form SB-2 filed by San Rafael Bancorp ("San Rafael") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of San Rafael Common Stock, no par value, (the "Shares") to be issued in connection with the public sale of the Shares by San Rafael:

        We are of the opinion that the Shares have been duly authorized and, when issued in accordance with the Prospectus contained in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and any amendments thereto, and the use of our name under the caption "Legal Matters" in the Registration Statement, and any amendments thererto, and in the Prospectus included therein.

Very truly yours,
/s/ NIXON PEABODY LLP